EXHIBIT 10.6

This instrument, when recorded,

should be returned to:

Christopher J. Moore
Orrick, Herrington & Sutcliffe LLP
666 Fifth Avenue
New York, NY  10103-0001

Cross Reference:

Book 1408

Floyd County, Georgia

AMENDMENT NO. 1 TO FACILITY SUBLEASE AGREEMENT (P1)

THIS AMENDMENT NO. 1 TO FACILITY SUBLEASE AGREEMENT (P1) (this “Amendment”) is made as of May 22, 2009, by and between (i) OGLETHORPE POWER CORPORATION, (AN ELECTRIC MEMBERSHIP CORPORATION), an electric membership corporation organized under the laws of the State of Georgia (herein, together with its successors and permitted assigned, called “Oglethorpe”), and (ii) ROCKY MOUNTAIN LEASING CORPORATION, a corporation organized under the laws of the State of Delaware (herein, together with its successors and permitted assigned, called “RMLC”).  Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Facility Sublease (as defined below) or in Appendix A thereto, as heretofore amended.

W I T N E S S E T H  T H A T

WHEREAS, on December 30, 1996, Oglethorpe and RMLC entered into the Facility Sublease Agreement (P1), filed for record on August 7, 1997 in Book 1408 Page 661 of the Floyd County, Georgia land records (the “Facility Sublease”) pursuant to which RMLC leased to Oglethorpe the Undivided Interest (leased to RMLC by the Co-Trustee pursuant to the Facility Lease) upon the terms and conditions set forth therein;

WHEREAS, pursuant to Section 8.6 of the Participation Agreement, Oglethorpe has caused Berkshire Hathaway Assurance Corporation (“Berkshire”) to issue a surety bond in favor of the Facility Sublessor and the Facility Lessor,  with respect to certain obligations of Oglethorpe under the Facility Sublease and the obligations of Ambac Assurance Corporation, formerly known as AMBAC Indemnity Corporation, under the Surety Bond (Facility Sublease-P1) No. SF0004BE, as may be amended, or amended and restated, from time to time; and

WHEREAS, in connection with the issuance by Berkshire of such surety bond, each of the parties hereto wishes to amend the Facility Sublease to include an additional Sublease Event of Default.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.              Amendments to Appendix A to the Facility Sublease

                Appendix A to the Facility Sublease is hereby amended as follows:

                (i)            by deleting the defined term “AMBAC Indemnity” and replacing the definition of “AMBAC”, in its entirety, with the following language:

                                “AMBAC” shall mean Ambac Assurance Corporation (formerly named AMBAC Indemnity Corporation), a Wisconsin-domiciled stock-insurance corporation.  Any reference herein to “AMBAC Indemnity” shall be a reference to “AMBAC.”

                (ii)           by adding the following definitions thereto:

 “AMBAC Sublease Surety Bond” shall mean the Amended and Restated Surety Bond (Facility Sublease-P1) No. SF0004BE issued on May 22, 2009 by AMBAC in favor of the Facility Sublessor and the Facility Lessor.

“Berkshire” shall mean Berkshire Hathaway Assurance Corporation.

“Berkshire Sublease Surety Bond” shall mean the Surety Bond (Facility Sublease-P1) No. 98SRD102495 issued by Berkshire in favor of the Facility Sublessor and the Facility Lessor.

“Equity Portion of Sublease Basic Rent” shall mean for any Rent Payment Date the difference between (i) Sublease Basic Rent scheduled to be paid under the Facility Sublease on such Rent Payment Date and (ii) the principal and interest scheduled to be paid on the Loan Certificate on such Rent Payment Date.

Section 2.              Other Amendments to the Facility Sublease

(a)           Section 16 of the Facility Sublease is hereby amended by adding a new clause (t) after the end thereof to read in its entirety as follows:

                “(t)          Berkshire has delivered to the Facility Lessor or the Facility Sublessor a notice of termination for the non-payment of premiums in substantially the same form as Attachment III to the Berkshire Sublease Surety Bond and Berkshire has not received payment in full of the unpaid portion of the premium within 14 days from the date of such notice of termination; provided, however, that no Facility Sublease Event of Default shall occur under this paragraph (t) if the Owner Participant notifies the Facility Lessor, the Facility Sublessor and the Lender in writing that the receipt of such notice of termination shall not constitute a Facility Sublease Event of Default.”

(b)           Section 17.1(e) of the Facility Sublease is hereby amended by inserting the following parenthetical immediately after the words “by written notice to the Facility Sublessee”:

                “(a copy of which notice may be delivered by the Facility Lessor to Berkshire in accordance with Section 1(c)(i) of the Berkshire Sublease Surety Bond and shall constitute the “Oglethorpe Payment Demand” referred to therein)”.

(c)           Section 17.1(f) of the Facility Sublease is hereby replaced, in its entirety, with the following language:

“if the Facility Sublessor shall have sold the Facility Sublessor’s Rocky Mountain Interest pursuant to paragraph (c) above, the Facility Sublessor may, if it shall so elect, demand that the Facility Sublessee pay to the Facility Sublessor, and the Facility Sublessee shall pay to the Facility Sublessor, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Sublease Basic Rent due for any periods subsequent to the date of such sale), an amount equal to (A) any unpaid Sublease Basic Rent due before the date of such sale and, (B)(i) if that date is a Rent Payment Date, the Sublease Basic Rent due on that date (to the extent payable in arrears), or, (ii) if that date is not a Rent Payment Date or a Termination Date, the daily equivalent (for the period from the previous Termination Date to the date of such sale) of Sublease Basic Rent due on the next Rent Payment Date (as if all such Sublease Basic Rent is payable and accruing in arrears with respect to the 6-month period preceding such Rent Payment Date, whether Sublease Basic Rent on such Rent Payment Date is payable in advance or in arrears), plus (C) the amount, if any, by which the Sublease Termination Value computed as of the Termination Date next preceding the date of such sale (or, if such sale occurs on a Rent Payment Date or a Termination Date, then Sublease Termination Value computed as of such date (provided that if such Termination Date is also a Rent Payment Date on which Sublease Basic Rent is payable in advance, such Sublease Termination Value shall be reduced by the amount of Sublease Basic Rent shown as advance Sublease Basic Rent opposite such date on Schedule 2 to the Facility Sublease)), exceeds the net proceeds of such sale, and, upon payment of such amount, this Facility Sublease and the Facility Sublessee’s obligation to pay Sublease Basic Rent for any periods subsequent to the date of such payment shall terminate; or”

(d)           Section 17.1(g) of the Facility Sublease is hereby replaced, in its entirety, with the following language:

“the Facility Sublessor or upon an Event of Default, the Facility Lessor, as security assignee, may draw upon any Qualifying Sublease Surety Bond, the AMBAC Sublease Surety Bond and/or the Berkshire Sublease Surety Bond (in each case, whether any of the foregoing was “qualifying” as of or after the Berkshire Surety Bond Date under the definitions herein or not) and all proceeds thereof shall be applied (as determined by the Facility Sublessor, or upon an Event of Default, the Owner Participant) to the Facility Sublessee’s obligations to pay Sublease Rent and, to the extent any such proceeds received are so applied by the Facility Sublessor or the Facility Lessor, as security assignee, such proceeds shall reduce the Facility

Sublessee’s obligations to pay such Sublease Rent (provided that Sublease Termination Value shall not be reduced below the unpaid balance of principal and stated accrued interest under the Loan Agreement).”

(e)           The Facility Sublease is hereby amended by adding a new Section 25-11:

                                “Section 25-11.  Certain Agreements Regarding Operative Documents.  Oglethorpe agrees and acknowledges that the agreements made by Oglethorpe under Section 4(b) of the Implementation Agreement (other than its agreements with respect to the Head Lease or any Qualifying Head Lease Surety Bond or Qualifying Letter of Credit issued in replacement therefor) are hereby incorporated herein by reference.”

Section 3.              Reference to Facility Sublease

Except as herein amended, the Facility Sublease shall remain in full force and effect.  As amended hereby, the Facility Sublease is hereby ratified, approved and confirmed in all respects.  On and after the date hereof, each reference to the Facility Sublease made in the Facility Sublease or any agreement, document or instrument executed and delivered pursuant to the Facility Sublease by the parties hereto, shall mean and be a reference to the Facility Sublease as amended hereby and by the Amendment, Release and Consent Agreement, dated as of July 30, 1999.

Section 4.              Governing Law

This Amendment shall be in all respects governed by and construed in accordance with the laws of the State of New York including all matters of construction, validity and performance except to the extent the law of the State of Georgia is mandatorily applicable.

Section 5.              Severability

If any provision hereof shall be invalid, illegal or unenforceable under Applicable Law, the validity, legality and enforceability of the remaining provisions hereof shall not be affected or impaired thereby.

Section 6.              Successors and Assigns

(a)           This Amendment shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and assigns as permitted by and in accordance with the terms hereof.

(b)           Except as expressly provided herein or in the other Operative Documents, neither party hereto may assign its interests or transfer its obligations herein without the consent of the other party hereto.

Section 7.              Amendments and Waivers

No term, covenant, agreement or condition of this Amendment may be terminated, amended or compliance therewith waived (either generally or in a particular instance,

retroactively or prospectively) except by an instrument or instruments in writing executed by each party hereto.

Section 8.              Counterparts

This Amendment may be executed by the parties hereto in separate counterparts, each of which, subject to Section 24 of the Facility Sublease, when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

(Signature pages follow)

IN WITNESS WHEREOF, the parties have each caused this Amendment to be duly executed as of the day and year first written above.

ROCKY MOUNTAIN LEASING CORPORATION

		By:	/s/ Elizabeth B. Higgins
			Name:	Elizabeth B. Higgins
			Title:	President

Signed, sealed and delivered in the presence of:

/s/ Thomas J. Brendiar
Unofficial Witness

/s/ Sharon H. Wright
Notary Public

My commission expires:	October 14, 2011

[Notary Seal]

OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION)

		By:	/s/ Thomas A. Smith
			Name:	Thomas A. Smith
			Title:	President and Chief Executive Officer

Signed, sealed and delivered in the presence of:

/s/ Thomas J. Brendiar
Unofficial Witness

/s/ Sharon H. Wright
Notary Public

My commission expires:	October 14, 2011

[Notary Seal]

Acknowledged and consented to by:

UTRECHT-AMERICA FINANCE CO.

		By:	/s/ Brett Delfino
			Name:	Brett Delfino
			Title:	Assistant Secretary

		By:	/s/ Margaret Schaubeck
			Name:	Margaret Schaubeck
			Title:	Assistant Treasurer

Signed, sealed and delivered in the presence of:

/s/ Geert C. Kortlandt
Unofficial Witness

/s/ Shannon Smith
Notary Public

My commission expires:	November 5, 2011

[Notary Seal]

SCHEDULE TO EXHIBIT 10.6

AMENDMENT NO. 1 TO FACILITY SUBLEASE AGREEMENT (P1)

                The following table indicates for each transaction the name of the corresponding Owner Participant:

Amendment to Agreement	Date	Owner Participant

P2	May 22, 2009	Philip Morris Capital Corporation

F3	May 22, 2009	First Chicago Leasing Corporation

F4	May 22, 2009	First Chicago Leasing Corporation

N6	May 22, 2009	Philip Morris Capital Corporation (transferee from NationsBanc Leasing & R.E. Corporation)